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                                                                   Exhibit 23(c)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Form S-8 Registration Statement pertaining to the Harris Corporation Retirement Plan of our report dated October 12, 2000, with respect to the financial statements of the Harris Corporation Retirement Plan included in the Harris Corporation Retirement Plan's Annual Report on Form 11-K for the fiscal year ended June 30, 2000, as filed with the Securities and Exchange Commission, and to all references to our firm included in or made a part of this Registration Statement.

                                                     BRAY, BECK & KOETTER

Melbourne, Florida
December 13, 2001